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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  October 8, 2001




                         LONE STAR TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)




          Delaware                  1-12881                       75-2085454
(State or other jurisdiction      (Commission                   (IRS Employer
      of incorporation)           File Number)               Identification No.)




                           15660 North Dallas Parkway
                                   Suite 500
                             Dallas, Texas  75248
         (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code:  (972) 770-6401

                                Not applicable
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

    On October 8, 2001, Lone Star Technologies, Inc. and certain of its subsidiaries entered into a new credit facility with The CIT Group/Business Credit, Inc. A copy of the credit facility is attached.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    Not applicable.

    (b)  PRO FORMA FINANCIAL INFORMATION.

    Not applicable.

    (c)  EXHIBITS.

10.1 Amended and Restated Financing Agreement, dated October 8, 2001, among The CIT Group/Business Credit, Inc. (as Agent and Lender), the other Lenders defined therein, Lone Star Technologies, Inc., Lone Star Steel Company, Fintube Technologies, Inc., Lone Star Logistics, Inc.,
         T&N Lone Star Warehouse Co., Texas & Northern Railway Company,
         Fintube Canada, Inc. and Bellville Tube Corporation (as Borrowers) and Environmental Holdings, Inc., Zinklahoma, Inc., Lone Star Steel International, Inc., Lone Star Steel Sales Company, Rotac, Inc., and Lone Star ST Holdings, Inc. (as Guarantors).

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LONE STAR TECHNOLOGIES, INC.

                                       By:  /s/ Charles J. Keszler
                                          --------------------------------------
                                            Charles J. Keszler
                                            Vice President - Finance and
                                            Chief Financial Officer

Date:  October 10, 2001

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                                INDEX TO EXHIBITS

Item
Number    Exhibit
------    -------
10.1      Amended and Restated Financing Agreement, dated October 8, 2001, among The CIT Group/Business Credit, Inc. (as Agent and Lender),
          the other Lenders defined therein, Lone Star Technologies, Inc.,
          Lone Star Steel Company, Fintube Technologies, Inc., Lone Star
          Logistics, Inc., T&N Lone Star Warehouse Co., Texas & Northern
          Railway Company, Fintube Canada, Inc. and Bellville Tube
          Corporation (as Borrowers) and Environmental Holdings, Inc.,
          Zinklahoma, Inc., Lone Star Steel International, Inc., Lone Star
          Steel Sales Company, Rotac, Inc., and Lone Star ST Holdings, Inc.
          (as Guarantors).